UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK MUNICIPAL INCOME FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

YOUR Vote Matters BlackRock Municipal Income Fund, Inc. (NYSE: MUI) Your Vote is Important! Please Consider Voting Today Why am I receiving this letter? You are receiving this reminder notice because you held shares in BlackRock Municipal Income Fund, Inc. (“MUI”) on the record date and MUI has not received your vote. How can I stop receiving these letters? Vote your shares today and you will not receive additional reminder notices from the fund regarding MUI’s 2024 Annual Meeting of Shareholders. How does the Board recommend that I vote? The Board unanimously recommends a vote “FOR” the Board’s Nominees. How do I vote? Voting is simple and will only take a minute of your valuable time using one of the following options Vote online Using the website provided on your enclosed voting instruction form and following the simple instructions www.proxyvote.com Vote by phone By calling the toll-free number on your enclosed voting instruction form and following the simple instructions Vote by mail By completing and returning your enclosed voting instruction form in the postage paid envelope provided. If you have any questions about the proposal to be voted, please feel free to contact Georgeson LLC (“Georgeson”), toll free at 1-866-529-0062. The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting WWW.PROXY-DIRECT.COM/BLK-33922 or by calling Georgeson, MUI’s proxy solicitor, toll free at 1-866-529-0062. MUI_RMD1 BlackRock